                                                                       Exhibit 1

                         Report of Independent Auditors

Board of Directors
Sunrise Preschools, Inc.

We have audited the accompanying balance sheet of LKG, Inc., dba Tots Unlimited VII (the Company), as of December 31, 1995, and the related statements of operations, changes in shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LKG, Inc., dba Tots Unlimited VII, as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                        ERNST & YOUNG LLP

Phoenix, Arizona
October 14, 1996

                                    LKG, Inc.
                             dba Tots Unlimited VII

                                  Balance Sheet

                                December 31, 1995


ASSETS
Current assets:
 Cash                                                                        $   696
 Accounts receivable, net of allowance for doubtful accounts of $3,600        22,468
 Prepaids and other                                                            5,447
                                                                             -------
Total current assets                                                          28,611

Due from related parties, net                                                  7,535
Property and equipment, net                                                   14,555
                                                                             -------
Total assets                                                                 $50,701
                                                                             =======

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
 Accounts payable                                                            $ 6,098
 Accrued salaries and benefits                                                11,783
                                                                             -------
Total current liabilities                                                     17,881

Shareholder's equity:
 Common stock, no par value, 100,000 shares
    authorized, 100 shares issued and outstanding                              1,000
Retained earnings                                                             31,820
                                                                             -------
Total shareholder's equity                                                    32,820
                                                                             -------
Total liabilities and shareholder's equity                                   $50,701
                                                                             =======

See accompanying notes.

                                    LKG, Inc.
                             dba Tots Unlimited VII

                             Statement of Operations

                          Year Ended December 31, 1995


Revenues                          $514,122

Expenses:
 Payroll                           258,927
 Facility and maintenance          158,854
 General and administrative         53,775
                                  --------
Total expenses                     471,556
                                  --------
   Net income                     $ 42,566
                                  ========

See accompanying notes.

                                    LKG, Inc.
                             dba Tots Unlimited VII

                  Statement of Changes in Shareholder's Equity


                                      Common Stock                          Total
                                 Outstanding                Retained      Shareholder's
                                   Shares      Amount       Earnings        Equity
                                -------------------------------------------------------
Balance at January 1, 1995         100         $ 1,000       $13,268        $14,268
   Net income                       -           -             42,566         42,566
   Distributions to shareholder     -           -            (24,014)       (24,014)
                                -------------------------------------------------------
Balance at December 31, 1995       100         $ 1,000       $31,820        $32,820
                                =======================================================

See accompanying notes.

                                    LKG, Inc.
                             dba Tots Unlimited VII

                             Statement of Cash Flows

                          Year Ended December 31, 1995


OPERATING ACTIVITIES
Net income                                                        $ 42,566
Adjustments to reconcile net income to net cash provided by
   operating activities:
    Depreciation                                                     3,445
    Changes in assets and liabilities:
      Accounts receivable                                           (3,507)
      Other assets                                                      39
      Accounts payable                                               3,889
      Accrued expenses                                               3,484
      Due to/from related parties                                  (25,052)
                                                                  --------
Net cash provided by operating activities                           24,864

INVESTING ACTIVITIES
Purchases of property and equipment                                 (3,082)
                                                                  --------
Net cash used in financing activities                               (3,082)

FINANCING ACTIVITIES
Distributions to shareholder                                       (24,014)
                                                                  --------
Net cash used in financing activities                              (24,014)
                                                                  --------
Net decrease in cash                                                (2,232)
Cash at beginning of year                                            2,928
                                                                  --------
Cash at end of year                                               $    696
                                                                  ========

See accompanying notes.

                                    LKG, Inc.
                             dba Tots Unlimited VII

                          Notes to Financial Statements

                                December 31, 1995

1. ORGANIZATION

LKG, Inc. (the Company) operates a child care center that offers comprehensive child care and preschool services primarily for children ages one to ten. The Company is located in Tempe, Arizona.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities, and the reported amounts of revenues and expenses in the financial statements. Actual results could differ materially from those estimates.

ACCOUNTS RECEIVABLE

Accounts receivable represent receivables from parents of enrolled children and reimbursements from governmental agencies for tuition and a child care food program.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and amortization. Additions and betterments are capitalized and maintenance and repairs are charged to current operations. Depreciation is computed on the straight-line method. Estimated useful lives of the assets are as follows:

     Furniture, fixtures and equipment                     5 -7 years
     Vehicles                                                 5 years

INCOME TAXES

The Company has elected to file as an S Corporation with the Internal Revenue Service. As such, all income or loss of the Company is included in personal individual income tax returns of the owner. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.

                                    LKG, Inc.
                             dba Tots Unlimited VII

                    Notes to Financial Statements (continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash and accounts receivable approximate their fair values.

3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 1995:

     Furniture, fixtures and equipment                $10,553
     Vehicles                                           9,998
                                                      -------
                                                       20,551
     Less accumulated depreciation                      5,996
                                                      -------
                                                      $14,555
                                                      =======

4. OPERATING LEASE

The Company leases its facility under an operating lease which requires minimum monthly payments of $5,624 through September 30, 1998. Future minimum rent payments are as follows:

       1996                                           $ 67,488
       1997                                             67,488
       1998                                             50,616
                                                      --------
                                                      $185,592
                                                      ========

Rental expense was $73,107 for the year ended December 31, 1995.

5. RELATED PARTY TRANSACTIONS

The sole shareholder of the Company is also the sole shareholder of various other corporations. Various transactions occur among these corporations and the sole shareholder due to working capital needs and the needs of the sole shareholder. The net amount resulting from these transactions is a receivable of $7,535 at December 31, 1995.

                                    LKG, Inc.
                             dba Tots Unlimited VII

                    Notes to Financial Statements (continued)

6. ADVERTISING

The Company expenses advertising costs as incurred which amounted to $7,056 for the year ended December 31, 1995.

7. SUBSEQUENT EVENTS

Substantially all assets of the Company were purchased on August 22, 1996 by Sunrise Preschools, Inc. In connection with the asset purchase, the sole shareholder entered into an agreement not-to-compete with Sunrise Preschools, Inc. for a period of five years.

                         Report of Independent Auditors

Board of Directors
Sunrise Preschools, Inc.

We have audited the accompanying balance sheet of Calman Corporation, dba Tots Unlimited V and VI (the Company), as of December 31, 1995, and the related statements of operations, changes in shareholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Calman Corporation, dba Tots Unlimited V and VI as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                     ERNST & YOUNG LLP

Phoenix, Arizona
October 14, 1996

                               Calman Corporation
                           dba Tots Unlimited V and VI

                                  Balance Sheet

                                December 31, 1995


ASSETS
Current assets:
 Cash                                                                        $  1,813
 Accounts receivable, net of allowance for doubtful accounts of $2,500         48,002
 Prepaids and other                                                             8,300
                                                                             --------
Total current assets                                                           58,115

Due from related parties, net                                                  34,719
Property and equipment, net                                                    66,778
                                                                             --------
Total assets                                                                 $159,612
                                                                             ========

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
 Accounts payable                                                            $ 14,696
 Accrued salaries and benefits                                                 18,361
 Current portion of long-term debt                                              3,172
                                                                             --------
Total current liabilities                                                      36,229

Long term debt, net of current portion                                         14,925

Shareholder's equity:
   Common stock, no par value, 1,000,000 shares authorized, 100 shares
     issued and outstanding                                                       500
Retained earnings                                                             107,958
                                                                             --------
Total shareholder's equity                                                    108,458
                                                                             --------
Total liabilities and shareholder's equity                                   $159,612
                                                                             ========

See accompanying notes.

                               Calman Corporation
                           dba Tots Unlimited V and VI

                             Statement of Operations

                          Year Ended December 31, 1995


Revenues                          $783,311

Expenses:
 Payroll                           362,714
 Facility and maintenance          256,580
 General and administrative         90,190
                                  --------
Total expenses                     709,484
                                  --------
   Net income                     $ 73,827
                                  ========

See accompanying notes.

                               Calman Corporation
                           dba Tots Unlimited V and VI

                  Statement of Changes in Shareholder's Equity


                                                          Common Stock
                                            -----------------------------------                           Total
                                                 Outstanding                           Retained        Shareholder's
                                                  Shares             Amount            Earnings           Equity
                                            ---------------------------------------------------------------------------
Balance at January 1, 1995                     100                   $500             $ 76,110           $ 76,610
   Net income                                   -                      -                73,827             73,827
   Distributions to shareholder                 -                      -               (41,979)           (41,979)
                                            ---------------------------------------------------------------------------
Balance at December 31, 1995                   100                   $500             $107,958           $108,458
                                            ===========================================================================

See accompanying notes.

                               Calman Corporation
                           dba Tots Unlimited V and VI

                             Statement of Cash Flows

                          Year Ended December 31, 1995


OPERATING ACTIVITIES
Net income                                                        $ 73,827
Adjustments to reconcile net income to net cash provided by
   operating activities:
    Depreciation                                                    14,481
    Changes in assets and liabilities:
      Accounts receivable                                           (5,765)
      Other assets                                                     (66)
      Accounts payable                                              11,981
      Accrued expenses                                               6,579
      Due from related parties, net                                (39,851)
                                                                  --------
Net cash provided by operating activities                           61,186

INVESTING ACTIVITIES
Purchases of property and equipment                                (34,277)
                                                                  --------
Net cash used in financing activities                              (34,277)

FINANCING ACTIVITIES
Distributions to shareholder                                       (41,979)
Proceeds from note payable                                          19,080
Principal payments on note payable                                    (983)
                                                                  --------
Net cash used in financing activities                              (23,882)
                                                                  --------
Net decrease in cash                                                 3,027
Cash at beginning of year                                           (1,214)
                                                                  --------
Cash at end of year                                               $  1,813
                                                                  ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest                            $    763
                                                                  ========

See accompanying notes.

                               Calman Corporation
                           dba Tots Unlimited V and VI

                          Notes to Financial Statements

                                December 31, 1995

1. ORGANIZATION

Calman Corporation (the Company) operates two child care centers that offer comprehensive child care and preschool services primarily for children ages one to ten. The Company is located in Mesa, Arizona. The Company changed its fiscal year during 1995 from July 31 to December 31. In connection with this change the Company also changed its tax status from a C Corporation to an S Corporation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities, and the reported amounts of revenues and expenses in the financial statements. Actual results could differ materially from those estimates.

ACCOUNTS RECEIVABLE

Accounts receivable represent receivables from parents of enrolled children and reimbursements from government agencies for tuition and a child care food program.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and amortization. Additions and betterments are capitalized and maintenance and repairs are charged to current operations. Depreciation is computed on the straight-line method. Estimated useful lives of the assets are as follows:

       Furniture, fixtures and equipment                5 -7 years
       Vehicles                                            5 years

                               Calman Corporation
                           dba Tots Unlimited V and VI

                    Notes to Financial Statements (continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company has elected to file as an S Corporation with the Internal Revenue Service. As such, all income or loss of the Company is included in personal individual income tax returns of the owner. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheets of cash and accounts receivables approximate their fair values.

3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 1995:

      Furniture, fixtures and equipment                $43,694
      Vehicles                                          57,096
                                                       -------
                                                       100,790
      Less accumulated depreciation                     34,012
                                                       -------
                                                       $66,778
                                                       =======

The Company has a note with a bank payable in monthly installments of principal and interest of $416 through September 2000. The note bears interest 10.90%, and is collateralized by a vehicle with a carrying value of $19,242. Future principal maturities under this note are as follows:

            1996                                       $ 3,172
            1997                                         3,550
            1998                                         3,959
            1999                                         4,415
            2000                                         3,001
                                                       -------
                                                       $18,097
                                                       =======

                               Calman Corporation
                           dba Tots Unlimited V and VI

                    Notes to Financial Statements (continued)

4. OPERATING LEASE

The Company leases two facilities under operating lease agreements which include scheduled rent increases and are personally guaranteed by the sole shareholder. The Company also leases a vehicle under an operating lease. Future minimum payments related to these leases are as follows:

        1996                                       $100,954
        1997                                         99,697
        1998                                        102,647
        1999                                        102,983
        2000                                         82,610
        Thereafter                                  106,150
                                                   --------
                                                   $595,041
                                                   ========

Rental expense was $99,373 for the year ended December 31, 1995.

5. RELATED PARTY TRANSACTIONS

The sole shareholder of the Company is also the sole shareholder of various other corporations. Various transactions occur between these corporations and the sole shareholder due to working capital needs and the needs of the sole shareholder. The net amount resulting from these transactions is a $34,719 receivable at December 31, 1995.

6. ADVERTISING

The Company expenses advertising costs as incurred which amounted to $9,804 for the year ended December 31, 1995.

7. SUBSEQUENT EVENTS

Substantially all assets of the Company were purchased on August 22, 1996 by Sunrise Preschools, Inc. In connection with the asset purchase, the sole shareholder entered into an agreement not-to-compete with Sunrise Preschools, Inc. for a period of five years.